Exhibit (g)(1)(r)
AMENDMENT TO CUSTODIAN SERVICES AGREEMENT
       This Amendment (“Amendment”) is made as of the 1st of April 2013, by and between PACIFIC LIFE FUNDS (formerly, Pacific Funds) (the “Trust”) and THE BANK OF NEW YORK MELLON, successor in assignment to PFPC Trust Company (“Custodian”).
BACKGROUND:
A.
Custodian and the Trust entered into a Custodian Services Agreement dated as of June 20, 2001, as amended to date (the “Agreement”) relating to Custodian’s provision of custody services to the Trust and its portfolios.

B.	The parties desire to amend the Agreement as set forth herein.
TERMS:
1.	Section VIII of the Agreement is hereby amended by deleting the first sentence in its entirety and replacing it with the following:
“This Agreement shall be effective on the date first above written and shall continue through December 31, 2015 (the “Initial Term”).”
2.	All references to “PNC Trust Company” in the Agreement are hereby replaced with “The Bank of New York Mellon” and all reference to “PNC” in the Agreement are hereby replaced with “Custodian.”

3.	Miscellaneous.
(a)
As hereby amended and supplemented, the Agreement, as well as capitalized terms not defined in this Amendment, shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)
The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(d)	This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

PACIFIC LIFE FUNDS

By:	/s/ Howard T. Hirakawa

Name:	Howard T. Hirakawa

Title:	Vice President

By:	/s/ Laurene E. MacElwee

Name:	Laurene E MacElwee

Title:	VP & Assistant Secretary

THE BANK OF NEW YORK MELLON

By:	/s/ Richard L. Marchione

Name:	Richard L. Marchione

Title:	Vice President